2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Main: (727) 444-1901 Cell: (727) 452-4803

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 10-K of our audit report dated March 27, 2013 relative to the financial statements of Z Holdings Group, Inc. as of December 31, 2012 and 2011 and for the years then ended.

DKM Certified Public Accountants

Clearwater, FL

March 27, 2013